Exhibit 10.h.3

ROCKWELL COLLINS, INC.
APPROVAL OF
AMENDMENT #2
to the
ROCKWELL COLLINS
2005 NON-QUALIFIED PENSION PLAN
(as Amended and Restated on May 18, 2012)
The undersigned, Laura A. Patterson, Vice President, Global Total Rewards & Labor Strategy, Rockwell Collins, Inc. (the “Company”), for and on behalf of the Company and pursuant to the authority provided to me by the Company’s Senior Vice President of Human Resources and the Company’s Compensation Committee hereby approves Amendment #2 to the Rockwell Collins 2005 Non-Qualified Pension Plan (as Amended and Restated on May 18, 2012) in the form attached hereto.
Dated this 17th day of July, 2018.

/s/ Laura A. Patterson
Laura A. Patterson
Vice President
Global Total Rewards & Labor Strategy

AMENDMENT #2
to the
ROCKWELL COLLINS
2005 NON-QUALIFIED PENSION PLAN
(as Amended and Restated on May 18, 2012)
The Rockwell Collins 2005 Non-Qualified Pension Plan, as amended and restated on May 18, 2012 (the “Plan”), is hereby amended, effective July 17, 2018, in the following respects.

1.	Section 1.170 is hereby amended in its entirety to read as follows:

1.170    [Reserved]

2.	Section 4.005 is hereby amended in its entirety to read as follows:

4.005
This Plan shall be interpreted and administered by the Committee. All interpretations and decisions by the Committee in connection with the administration of the Plan shall be final, conclusive and binding on all Participants and any Beneficiary or other person claiming under or through any Participant, in the absence of clear and convincing evidence that the Committee acted arbitrarily and capriciously; provided that interpretations by the Plan Administrator of those provisions of the Company Pension Plan which are also applicable to this Plan shall be binding on the Committee.

The Committee shall have the authority to deviate from the literal terms of the Plan to the extent it shall determine necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. Any individual serving on the Committee, or as Plan Administrator, who is a Participant will not vote or act on any matter relating solely to himself or herself.

3.	Section 5.000 is hereby amended in its entirety to read as follows:

5.000
Establishment of the Trust. The Company shall establish the Trust (which may be referred to herein as a “Rabbi Trust”). Upon the establishment of the Trust, the Company shall provide for the funding of the Trust in accordance with the terms of the Trust.

4.	Section 5.040 is hereby amended in its entirety to read as follows:

5.015    Rabbi Trust. The Rabbi Trust shall:

(a)	be a non-qualified grantor trust which satisfies in all material respects the requirement of Revenue Procedure 92-64, 1992-2 CB 122 (or any successor Revenue Procedure or other applicable authority);

(b)	be revocable; and

(c)	provide that any successor trustee shall be a bank trust department or other party that may be granted corporate trustee powers under state law.